News Release

FOR IMMEDIATE RELEASE

Core & Main Elects Stephen LeClair as Chairman of Board as
Clayton, Dubilier & Rice Sells Remaining Stake

ST. LOUIS, Feb. 8, 2024—Core & Main Inc. (NYSE: CNM), a leader in advancing reliable infrastructure with local service, nationwide, today announced that its board of directors has elected Stephen O. LeClair as the new chairman of the board, effective immediately. LeClair will continue serving as chief executive officer of Core & Main. James G. Castellano will serve as lead independent director, in addition to his responsibilities as the audit committee chair, and Kathleen M. Mazzarella will serve as chair of the nominating and governance committee.

In addition to these changes, James G. Berges, Nathan L. Sleeper, Jonathan L. Zrebiec and Ian A. Rorick, all affiliates of Clayton, Dubilier & Rice (CD&R), have resigned from Core & Main’s board after serving since 2017, when CD&R assumed a majority stake in Core & Main. CD&R sold its remaining stake in Core & Main in January 2024.

“I would like to thank Jim, Nate, J.L. and Ian for serving on the board for the last several years. Their leadership helped guide Core & Main into what it is today,” said LeClair. “I am honored to have been appointed chairman of the board and I have never been more excited about the opportunities that lie ahead for Core & Main. Our focus continues to be on delivering local service, nationwide, while driving profitable growth, generating strong cash flow and delivering superior value to our shareholders.”

“It has been a privilege serving as Core & Main’s chairman of the board and helping the business become an independent public company,” said Berges. “During this time, Core & Main generated significant growth and expanded their products, services and capabilities to provide more value to their customers.”

About Core & Main

Based in St. Louis, Core & Main is a leader in advancing reliable infrastructure™ with local service, nationwide®. As a leading specialized distributor with a focus on water, wastewater, storm drainage and fire protection products, and related services, Core & Main provides solutions to municipalities, private water companies and professional contractors across municipal, non-residential and residential end markets, nationwide. With approximately 320 locations across the U.S., the company provides its customers local expertise backed by a national supply chain. Core & Main’s 4,500 associates are committed to helping their communities thrive with safe and reliable infrastructure. Visit coreandmain.com to learn more.

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Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include information concerning Core & Main’s financial and operating outlook, as well as any other statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:
Investor Relations:
Robyn Bradbury, 314-995-9116
InvestorRelations@CoreandMain.com

Core & Main Announces Changes to Board of Directors